SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2004

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-6841 (Commission file number)	23-1743282 (IRS employer identification number)

Ten Penn Center, 1801 Market Street, Philadelphia, PA (Address of principal executive offices)	19103-1699 (Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

This Form 8-K/A amends Item 7 of the Form 8-K of Sunoco, Inc. (“Sunoco”) dated January 28, 2004. That Form 8-K reported under Item 2 the acquisition by Sunoco of certain crude oil refining assets and other assets from El Paso Corporation (“El Paso”), pursuant to an Asset Sale Agreement dated December 22, 2003, by and among Coastal Eagle Point Oil Company, Coastal Pipeline Company, and El Paso Merchant Energy—Petroleum Company, as Sellers, and Sunoco, Inc. (R&M) as the Buyer. Sunoco, Inc. (R&M) is a wholly owned, direct subsidiary of Sunoco. That Form 8-K also reported under Item 7 that financial statements of the acquired business would be filed by amendment on or before March 29, 2004. As discussed below, Sunoco has subsequently determined that the acquisition is not deemed significant under the rules and regulations of the Securities and Exchange Commission (the “Commission”) and, accordingly, the financial statements related to this acquisition are not required and will not be filed pursuant to Item 7 of Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Sunoco has determined that:

(1) the acquisition of the crude oil refining assets and other assets from El Paso Corporation, as described above, is not a “significant” acquisition as defined in the Instructions to Item 2 of Form 8-K, and in Rules 11-01(b) and (d) of Regulation S-X, promulgated by the Commission pursuant to the Securities Act of 1933, as amended; and therefore

(2) the financial statements (described by Rule 3-05 of Regulation S-X) and the pro forma financial information (described by Article 11 of Regulation S-X) relating to this acquisition are not required to be filed with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO, INC.

By:	/s/ JOSEPH P. KROTT

Joseph P. Krott Comptroller (Principal Accounting Officer)

DATE March 26, 2004

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